Exhibit 32A

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ending March 31, 2012, of Southern Natural Gas Company, L.L.C. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Norman G. Holmes, President, certify (i) that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Norman G. Holmes
Norman G. Holmes
President
(Principal Executive Officer)
Southern Natural Gas Company, L.L.C.

May 4, 2012

A signed original of this written statement required by Section 906 has been provided to Southern Natural Gas Company, L.L.C. and will be retained by Southern Natural Gas Company, L.L.C. and furnished to the Securities and Exchange Commission or its staff upon request.